===============================================================================
      As filed with the Securities and Exchange Commission on May 10, 2000
                  Securities Act Registration No. 333-_________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            T. Rowe Price Group, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Maryland                     6719                (to be obtained)
-------------------------- -------------------------- -------------------------
     (State or other           (Primary Standard            (I.R.S. Employer
     jurisdiction of               Industrial                Identification
     incorporation or            Classification                  Number)
      organization)               Code Number)

                100 East Pratt Street, Baltimore, Maryland 21202

                                 (410) 345-2000
  -----------------------------------------------------------------------------
          (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

                                 George A. Roche

                       Chairman of the Board and President

                            T. Rowe Price Group, Inc.

                              100 East Pratt Street

                            Baltimore, Maryland 21202

                                 (410) 345-2000
     -----------------------------------------------------------------------
            (Name, address, including ZIP Code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                            R. W. Smith, Jr., Esquire

                        Piper Marbury Rudnick & Wolfe LLP

                                6225 Smith Avenue

                         Baltimore, Maryland 21209-3600

                                 (410) 580-3000

     Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration statement becomes effective and all other conditions to the share exchange pursuant to the Agreement and Plan of Exchange described in the enclosed proxy statement/prospectus have been satisfied or waived.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box.   _
                                                 |_|

     If this form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.     _
                                                 |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    _
                         |_|

                         CALCULATION OF REGISTRATION FEE


  ================ ============    ===========  ==============  ==============
     Title Of                       Proposed       Proposed
   Each Class Of                     Maximum        Maximum
    Securities        Amount        Offering       Aggregate       Amount Of
      To Be           To Be         Price Per      Offering      Registration
    Registered      Registered        Share          Price            Fee
  ---------------  ------------    -----------  --------------  --------------

   Common Stock,
  $ .20 per value  134,047,989(1)  $34.8125(2)  $4,666,545,617    $1,231,968
  ===============  ============    ===========  ==============  ==============


     (1) Represents the maximum number of shares of the Registrant's common stock to be issuable upon consummation of the share exchange as described herein.

     (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(f)(l) and 457(c) of the Securities Act of 1933, as amended, based on the last reported sales price of a share of
          T. Rowe Price Associates, Inc. common stock on ________ ____, 2000.

PROXY STATEMENT/PROSPECTUS

                               134,047,989 Shares

                            T. ROWE PRICE GROUP, INC.

                                  Common Stock

                           (par value $.20 per share)

     This proxy statement/prospectus relates to the shares of the common stock of T. Rowe Price Group, Inc., a Maryland corporation, being offered in connection with the proposed share exchange between Price Group and T. Rowe Price Associates, Inc. If the share exchange is approved, Price Associates will become a wholly-owned subsidiary of Price Group and the outstanding shares of common stock of Price Associates will be exchanged for shares of common stock of Price Group. Price Associates and Price Group expect that the share exchange will have no federal income tax consequences for either company or their stockholders.

     This proxy statement/prospectus also constitutes a proxy statement for the special meeting of the stockholders of Price Associates to be held on June __, 2000 to:

     (1) vote upon the proposed share exchange; and

     (2) transact other business that may properly come before the meeting.

The share exchange is subject to the approval of the holders of a majority of Price Associates' common stock eligible to vote and other conditions that must be satisfied in order to complete the share exchange.

     Price Group's principal executive office is located at 100 East Pratt Street, Baltimore, Maryland 21202, and its telephone number is (410) 345-2000.

                               -------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this proxy statement/prospectus or determined that this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                               -------------------

          The date of this proxy statement/prospectus is May __, 2000.

FROM THE CHAIRMAN

May ___, 2000

Dear Stockholders:

I cordially invite you to attend our special meeting of stockholders of T. Rowe Price Associates, Inc. on June __, 2000 our offices at 100 East Pratt Street, Conference Room 9D, Baltimore, MD, at 9:00 a.m.

As described in the enclosed proxy statement/prospectus, the Special Meeting is being held to:

     (1) consider and vote upon the proposed share exchange between Price Associates and T. Rowe Price Group, Inc., pursuant to which we will become a wholly-owned subsidiary of Price Group and the outstanding shares of our common stock will be exchanged for shares of common stock of Price Group; and

     (2) transact such other business as may properly come before the meeting.

We formed Price Group to create a holding company structure for Price Associates and its affiliated businesses. We believe that the formation of a holding company should provide us greater flexibility in organizing subsidiaries and conducting operations in the future. The holders of a majority of our common stock eligible to vote at this special meeting must approve the share exchange and other conditions that must be satisfied in order to complete the share exchange.

Please read this proxy statement/prospectus carefully and vote your shares promptly whether or not you are able to attend the special meeting. Stockholders of record may use one of three voting methods: mail, telephone, or the Internet. Instructions on all three methods are provided on the proxy card.

I look forward to seeing you on June __.

Sincerely,


George A. Roche
Chairman of the Board and President

                                TABLE OF CONTENTS

Notice Of Special Meeting Of Stockholders                                    vi


Where You Can Find More Information                                         vii


Certain Information Incorporated by Reference                               vii


Summary                                                                       1


Proxy Voting Information                                                      4


Share Exchange Proposal                                                       6


   Description of Price Associates and Price Group                            6

   Description of The Plan                                                    6
    General information about the share exchange                              6
    Reasons for the proposed share exchange                                   6
    Recommendation of Price Associates' Board of Directors                    7
    Conditions to the plan of share exchange                                  7
    Effective date of the share exchange                                      7
    Nasdaq listing of Price Group shares                                      8
    Procedures for exchange of your stock certificates                        8
    Federal income tax consequences of the share exchange
        on stockholders of Price Associates                                   8
    Accounting treatment of the share exchange                                9
    Continuity of stock ownership of Price Associates and Price Group         9
    Treatment of Price Associates employee benefit plans                     10
    Treatment of Price Associates employee stock purchase plan               10
    Treatment of Price Associates stock options, etc.                        10
    Termination of the plan of share exchange                                10

Certain Provisions of Maryland Law and the Charter
  and By-Laws of Price Group                                                 11


   Description of Price Group Capital Stock                                  11

   Special Voting Provisions                                                 12

   Business Combinations                                                     12

   Control Share Acquisitions                                                13

   Certain Provisions of the Charter of
         Price Group Relating to Directors                                   14

   Limited Liability and Indemnification of
        Directors and Officers of Price Group                                14

Legal Matters                                                                15


Stockholder Proposals for the 2001 Annual Meeting                            15


Other Matters                                                                15

                                     "LOGO"

                         T. ROWE PRICE ASSOCIATES, INC.

                              100 East Pratt Street

                               Baltimore, MD 21202

                    Notice Of Special Meeting Of Stockholders

                                  June __, 2000

     We will hold the special meeting of stockholders of T. Rowe Price Associates, Inc. at 100 East Pratt Street, Conference Room 9D, Baltimore, Maryland, 21202, on June __, 2000, at 9:00 a.m. At the meeting, we will ask stockholders to:

     (1) Consider and vote upon a proposal to approve the Agreement and Plan of Share Exchange by and between Price Associates and T. Rowe Price Group, Inc., a Maryland corporation. We have included a copy of this agreement as Exhibit A to the proxy statement/prospectus. This agreement provides that:

          o Price Associates shall become a wholly-owned subsidiary of Price Group, and

          o each outstanding share of Price Associates' common stock shall be exchanged for one share of Price Group's common stock.

     (2)  Vote on any other business that properly comes before the meeting.

     Stockholders who owned shares of Price Associates' common stock as of April 24, 2000, are entitled to attend and vote at the meeting or any adjournments.

                                             BY ORDER OF THE BOARD OF DIRECTORS


                                             Barbara A. Van Horn
                                             Secretary

Baltimore, Maryland
May __, 2000


Balt2:373919:8:5/8/00
4807-400030

                       Where You Can Find More Information

     Price Associates files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the Security and Exchange Commission's Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like Price Associates, who file electronically with the SEC. The address of the site is http://www.sec.gov.

     Price Associates' common stock is quoted on The Nasdaq Stock Market, where reports, proxy statements and other information concerning Price Associates may also be inspected. Following completion of the proposed share exchange, Price Group will file these reports and other information as required under the Exchange Act and the rules of The Nasdaq Stock Market.

                  Certain Information Incorporated by Reference

     The SEC allows us to "incorporate by reference" information into this proxy statement/prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information superseded by information included directly in this proxy statement/prospectus.

     This proxy statement/prospectus incorporates by reference Price Associates' Annual Report on Form 10-K for the year ended December 31, 1999 and Price Associates' Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, previously filed with the SEC. It contains important information about Price Associates and its financial condition.

     This  proxy   statement/prospectus  is  accompanied  by  a  copy  of  Price
Associates' 1999 Annual Report. The report for the quarter ended March 31, 2000 has been mailed to stockholders separately.

     Price Group has filed with the SEC a Registration Statement on Form S-4 under the Securities Act of 1933 registering the shares of Price Group common stock that will be issued in the share exchange. This proxy statement/prospectus does not contain all the information set forth in the registration statement, parts of which are omitted from this proxy statement/prospectus in accordance with the rules and regulations of the SEC. Statements made in this proxy statement/prospectus as to the contents of any contract, agreement or other document may not be complete. You should refer to the copy of each contract, agreement or other document filed as an exhibit to the registration statement for complete information. Items omitted from this proxy statement/prospectus but contained in the registration statement may be inspected and copied as described above.

     Upon completion of the share exchange, Price Group's common stock will be quoted on The Nasdaq Stock Market and will continue to trade under Price Associates' current ticker symbol "TROW". At that time, Price Associates' common stock will be withdrawn from listing on The Nasdaq Stock Market and its registration under Section 12 of the Securities Exchange Act will be terminated.

     Additional documents that either company may file with the SEC between the date of this proxy statement/prospectus and the date of the special meeting will be incorporated by reference. These documents may include periodic reports and current reports on Form 8-K.

     Documents incorporated by reference are available from Price Associates without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement/prospectus. You can obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from:

                                  T. Rowe Price Associates, Inc.
                                  100 East Pratt Street
                                  Baltimore, Maryland 21202
                                  Attention: Barbara A. Van Horn
                                  Telephone: (410) 345-2000

     If you would like to request documents, please do so by June 2, 2000 to receive them before the special meeting. If you request any incorporated documents, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

     We have not authorized anyone to give any information or make any representation about the share exchange or our companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated into this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

                                     Summary

     This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To understand the share exchange fully, you should read carefully the entire proxy statement/prospectus and the other documents attached to this proxy statement/prospectus. The Agreement and Plan of Share Exchange is attached as Exhibit A.

General information about the share exchange

     This proxy statement/prospectus serves as a proxy statement for Price Associates issued for the Board of Directors of Price Associates to solicit proxies to be voted at the special meeting of the stockholders of Price Associates to be held at 9:00 a.m. on June __, 2000 at 100 East Pratt Street, Conference Room 9D, Baltimore, Maryland. One proposal only is being submitted to stockholders:

     o vote upon the proposed share exchange between Price Associates and Price Group.

This proxy statement/prospectus also serves as a prospectus for the shares of Price Group that will be issued in the share exchange.

     Price Associates is a Maryland corporation organized in 1947 which, together with some of its subsidiaries, provides investment advisory services to institutional and individual investors in the sponsored T. Rowe Price mutual funds and other investment portfolios.

     Price Group was organized on February 4, 2000. Prior to the completion of the proposed share exchange, Price Group will not have engaged in any business other than entering into the plan of share exchange, organizing and owning certain subsidiaries, and complying with various corporate and securities laws in connection with the plan of share exchange.

     Price Associates has proposed the share exchange to create a holding company for its business operations. Upon completion of the proposed share exchange, you will own one share of common stock of Price Group for each share of common stock of Price Associates owned by you. Price Associates will be a wholly-owned subsidiary of Price Group and the former stockholders of Price Associates will be stockholders of Price Group. In addition, each option to purchase Price Associates' common stock will convert into an option to purchase Price Group's common stock. The total number of Price Group's outstanding shares will be the same as Price Associates' outstanding shares prior to the share exchange. To approve the proposed share exchange, a majority of the outstanding shares of Price Associates must be voted in favor of the proposal.

     The executive offices of each of Price Associates and Price Group are located at 100 East Pratt Street, Baltimore, Maryland 21202. The telephone number for each company is (410) 345-2000.

Reasons for the proposed share exchange

     Price Associates' Board of Directors has determined that the proposed share exchange is in your best interests as a stockholder of Price Associates. The Board of Directors believes you should vote in favor of the proposed share exchange in order to achieve the following corporate benefits:

     o greater flexibility in conducting operations by separating businesses from Price Associates;

     o more flexibility in raising capital and making acquisitions of other companies;

     o    separation of our international and regulated businesses; and

     o    administrative efficiencies.

Conditions to the plan of share exchange

     The obligation of Price Associates and Price Group to consummate the proposed share exchange depends on the satisfaction of several conditions.

Federal tax treatment of the share exchange on stockholders of Price Associates

     The proposed share exchange will qualify as a tax-free transaction under the Internal Revenue Code of 1986, as amended. You will not recognize any gain or loss upon the receipt of shares of Price Group in exchange for your shares of Price Associates. The obligation of Price Associates to complete the share exchange depends on the receipt of an opinion of its legal counsel regarding the tax treatment of the share exchange.

Accounting treatment of the share exchange

     Price Associates and Price Group expect the proposed share exchange will be treated for accounting purposes similar to a pooling-of-interests transaction.

Vote required to approve the share exchange

     To approve the proposed share exchange, a majority of Price Associates' outstanding shares must vote in favor of the proposal. As of April 24, 2000, the directors and executive officers of Price Associates and their affiliates owned beneficially, directly or indirectly, 14.4% of Price Associates common stock.

Termination of the plan of share exchange

     The Boards of Directors of Price Associates and Price Group may abandon the plan of share exchange by mutual agreement at any time before the share exchange is effective if the consummation of the plan of share exchange is inadvisable (or by the Board of Directors of Price Associates if an unwilled condition is not met).

Effective date of the share exchange

     The proposed share exchange will become effective at the time specified in the Articles of Share Exchange. We expected that the effective date will occur as soon as practicable after the shareholder meeting and all other required conditions are met or waived.

Anti-takeover effect of statutory, charter and by-law provisions

     The charter and by-laws of Price Group will be substantially identical to those of Price Associates. Provisions of Price Group's charter, by-laws and some statutes and regulations, may discourage a potential acquisition even if it might be beneficial to Price Group or its stockholders. No changes to these provisions are being made. We have attached the articles of amendment and restatement to be filed by Price Group prior to the share exchange as Exhibit C and the by-laws of Price Group as Exhibit D.

Forward-Looking Statements

     This proxy statement/prospectus contains and incorporates by reference statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Among other things, these statements relate to:

     o    information relating to anticipated growth in revenues or earnings;
     o anticipated changes in the amount and composition of assets under management;
     o    anticipated expense levels; and
     o    expectations regarding financial market conditions.

     These forward-looking statements generally may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as "may," "will," "intend," "should," "expect," "anticipate," "believe," "estimate," "continue," or similar expressions. You should understand that forward-looking statements are estimates reflecting the judgment of the management of Price Associates and Price Group. These statements do not guarantee future performance. Price Associates' 1999 Annual Report contains more information about risks and other factors that could affect future results. If any one of the risks or uncertainties associated with forward-looking statements affects the business of Price Associates and Price Group, actual results and performance of achievements in 2000 and beyond could be materially adversely affected.

                            Proxy Voting Information

     We are sending you this proxy statement prospectus and the accompanying proxy card in connection with the solicitation of proxies by Price Associates' Board of Directors for the meeting described in the notice and at any adjournments or postponements. The purpose of the meeting is to:

     (1) Consider and vote upon the proposed share exchange between Price Associates and Price Group. The share exchange provides that Price Associates will become a wholly-owned subsidiary of Price Group and the outstanding common stock of Price Associates will be exchanged for common stock of Price Group.

     (2) Act upon any other matters properly brought to the meeting.

This proxy statement/prospectus, proxy card, and our 1999 Annual Report to Stockholders, containing Price Associates' financial statements and other financial information for the year ended December 31, 1999, form your meeting package. We sent you this package on or about May __, 2000.

     At the close of business on April 24, 2000, the record date of the meeting, Price Associates had 120,748,550 shares of common stock outstanding and entitled to vote at the meeting. Price Associates has approximately 3,700 stockholders of record. To approve the proposed share exchange, a majority of the outstanding shares of Price Associates must be voted in favor of the proposal. Stockholders may cast one vote per share owned on the share exchange proposal. Under Price Associates' charter, this "one share: one vote" policy may be modified in the case of certain persons and groups owning in excess of 15% of our common stock. We do not believe this provision will apply to stockholders voting at this meeting.

     Price Associates will pay for the costs of soliciting proxies and preparing the meeting materials. Price Associates has retained Georgeson Shareholder Communications Inc. to assist it in soliciting proxies for a fee of $8,000 plus reimbursement of out-of-pocket expenses. We ask securities brokers, custodians, nominees, and fiduciaries to forward meeting materials to our beneficial stockholders as of the record date, and will reimburse them for the reasonable out-of-pocket expenses they incur. Directors, officers, and employees of Price Associates and its subsidiaries may solicit proxies personally or by telephone or telegram, but will not receive additional compensation.

     Price Associates' Board of Directors has selected James S. Ripe, George A. Roche, and M. David Testa to act as proxies. When you sign and return your proxy card or vote your shares using the telephone or Internet connections to Norwest Shareowner Services, our transfer agent and proxy tabulator, you appoint Messrs. Ripe, Roche, and Testa as your representatives at the meeting. If you wish to change your vote before the meeting, deliver a letter revoking the proxy to Price Associates' Secretary (Barbara A. Van Horn, c/o T. Rowe Price Associates, Inc., 100 East Pratt Street, Baltimore, MD 21202) or properly submit another proxy with a later date. Even if you vote your proxy before the meeting, you may still attend the meeting, file a notice revoking the previously submitted proxy, and then vote again in person. The last proxy properly submitted by you before the voting is closed at the meeting will be counted.

     You will be able to vote your proxies in three ways:

     (1) by mail - complete the enclosed proxy card and return it in the envelope provided;

     (2) by telephone - as prompted by the telephone voting menu, use the keypad to enter a company number and control number, both of which are found on your proxy card, to confirm your voting authority and instruct the proxies on how to vote your shares; or

     (3)   by    Internet    -   as    prompted    by   the   menu    found   at
     http://www.eproxy.com/trow/, use the keyboard to enter a company number and control number to gain access to the voting site maintained by Norwest.

     Remember, no matter which voting method you use, you may revoke your proxy and resubmit a new one at the meeting, or no later than 1 p.m. Eastern Time on June __, 2000 if you vote by telephone or access Norwest's Internet voting site. Our counsel has advised us that these three voting methods are permitted under the corporate law of Maryland, the state in which Price Associates is incorporated.

     If your shares are held in a brokerage account, you will receive a full meeting package including a proxy card to vote your shares. Your brokerage firm may also permit you to vote your proxy by telephone or the Internet. If you want your shares voted on the share exchange proposal which will create a holding company, you must direct your broker to vote on your behalf by returning your proxy card or using alternative voting methods provided by the broker. We urge you to respond to your brokerage firm so that your proxy vote will be cast.

                             Share Exchange Proposal

                 Description of Price Associates and Price Group

     Price Associates, together with its subsidiaries, provides investment advisory services to institutional and individual investors in the sponsored T. Rowe Price mutual funds and other investment portfolios.

     Price Group was organized on February 4, 2000. Prior to the effective date of the plan of share exchange, Price Group will not have engaged in any business other than entering into the plan of share exchange, complying with various corporate and securities laws in connection with the plan of share exchange, and forming one or more subsidiaries.

                             Description of The Plan

General information about the share exchange

     The plan of share exchange provides that each share of the issued and outstanding common stock of Price Associates shall automatically be converted into one share of common stock of Price Group. Following consummation of the plan of share exchange, Price Associates will continue to operate as a wholly-owned subsidiary of Price Group. The current directors and principal officers of Price Associates shall be the initial directors and officers of Price Group. The transaction with Price Group does not change Price Associates' name, office locations, officers or staff. Certificates for Price Associates' common stock shall be exchanged for certificates of Price Group's common stock in the ordinary course, and pending that exchange, will evidence Price Group's common stock. Price Group may elect to reduce the number of directors of Price Associates and the Board of Directors of Price Group will then act as the ultimate governing body for the consolidated group.

Reasons for the proposed share exchange

     The Board of Directors believes that the proposed share exchange is in the best interests of Price Associates and Price Associates' stockholders. The plan of share exchange has been proposed by the Board of Directors to provide greater flexibility of operations. Since Price Associates will be preserved as an operating entity and will continue to engage in its current lines of business, the holding company structure will enhance the delivery of our investment advisory services to the public. Over time, this enhancement of services will come from the following:

     (i) Flexibility of Operations. The holding company will provide greater flexibility in conducting operations in the future and allow for various
     businesses  and  operations  to  be  more  clearly   separated  from  Price
     Associates.

     (ii) Raising Capital. A holding company provides a more flexible method of raising capital should the operations of Price Associates or other subsidiaries require additional capital.

     (iii) Subsidiaries. Certain subsidiaries of Price Associates may be reorganized as wholly-owned subsidiaries of the holding company. This may be particularly advantageous for international businesses or subsidiaries such as our trust company and pending savings bank that conduct business in regulated industries. Some activities now conducted by Price Associates may eventually be transferred to separate subsidiaries of the holding company.

     (iv) Acquisitions of Other Companies. A holding company could acquire other companies which may remain separate corporate entities with distinct boards of directors.

Recommendation of Price Associates' Board of Directors

     Price Associates' Board of Directors approved the plan of share exchange and recommended that Price Associates' stockholders vote for the plan of share exchange. Price Group's Board of Directors has also approved the plan of share exchange. To approve the proposed share exchange, a majority of the outstanding shares of Price Associates must be voted "FOR" the proposal.

Conditions to the plan of share exchange

     The plan of share exchange is subject to the fulfillment or waiver of the following conditions:

     (1)  approval  of  over  50% of  the  outstanding  common  stock  of  Price
     Associates;

     (2) receipt of a favorable tax opinion from our legal counsel; and

     (3) receipt of any required regulatory approvals or consents.

Effective date of the share exchange

     As soon as practicable after the satisfaction of all conditions to the plan of share exchange not waived by Price Associates, Price Group and Price Associates will execute and deliver articles of share exchange. We will then file the articles of share exchange with the State Department of Assessments and Taxation of the State of Maryland. The share exchange becomes effective on the date and time stated in the articles. The Boards of Directors of Price Associates and Price Group may abandon the plan of share exchange by mutual agreement at any time before the share exchange is effective if the consummation of the plan of share exchange is inadvisable. The Board of Directors of Price Associates may abandon the plan of share exchange if an unwaived condition is not met.

Nasdaq listing of Price Group shares

     Price Group's common stock will be substituted for Price Associates' common stock currently listed on The Nasdaq Stock Exchange's National Market under the symbol "TROW". Price Group's common stock will trade on The Nasdaq's National Market without interruption from the share exchange.

Procedures for exchange of your stock certificates

     There is no need to exchange your stock certificates. Certificates formerly representing shares of Price Associates' common stock will be deemed for all corporate purposes to evidence Price Group's common stock. Certificates of Price Group's common stock will be issued for all future stock issuances. Certificates of Price Associates' common stock may be surrendered to Price Associates' transfer agent Norwest Shareowner Services at any time after the effective date and exchanged for new certificates representing the same number of shares of Price Group's common stock. Stockholders of Price Associates should not forward stock certificates or return stock certificates with the enclosed proxy.

Federal income tax consequences of the share exchange on stockholders of Price Associates

     The following is a summary of the anticipated material Federal income tax consequences of the plan. This summary is not a complete description of those consequences. You should consult your tax advisor as to the particular consequences of the share exchange to you.

     (a) Price Group will not recognize any gain or loss upon the receipt of shares of Price Associates' common stock in the share exchange;

     (b) you will not recognize any gain or loss upon your receipt of Price Group's common stock in exchange for your shares of Price Associates' common stock;

     (c) your basis in Price Group's common stock you receive pursuant to the share exchange will be the same as your basis in Price Associates' common stock exchanged; and

     (d) your holding period of Price Group's common stock you receive pursuant to the share exchange will be considered to include the holding period of your Price Associates' common stock exchanged, provided you hold Price Associates shares as capital assets on the effective date of the plan.

     The obligation of Price Associates and Price Group to consummate the plan depends on the receipt of an opinion of Piper Marbury Rudnick & Wolfe LLP, counsel to Price Associates and Price Group, with respect to the Federal income tax consequences of the plan as described in paragraphs (a) through (d) above.

     Neither Price Group nor Price Associates has requested a ruling from the Internal Revenue Service on the tax treatment of the share exchange.

     We have included this discussion of tax consequences for general information only. It does not address the state or local tax aspects of the share exchange. It does not discuss the Federal income tax considerations that may be relevant to some stockholders and may not apply to stockholders subject to special tax rules, including dealers in securities and foreign holders. This discussion is based upon currently existing provisions of the Internal Revenue Code, existing Treasury regulations thereunder and current administrative rulings and court decisions. All of these provisions and rulings may change and any change could affect the continuing validity of this discussion.

     You should consult your tax adviser with respect to the specific tax consequences of the plan of share exchange to you, including the application and effect of state and local tax laws.

Accounting treatment of the share exchange

     Price Associates and Price Group expect that the share exchange will be accounted for as if it were a pooling-of-interests transaction under generally accepted accounting principles. Under the pooling-of-interest method of accounting,

     o the historical basis of the assets and liabilities of Price Associates and Price Group will be carried forward at their previously recorded amounts, and

     o the stockholders' equity accounts of Price Associates will also be carried forward on Price Group's consolidated balance sheet.

Because Price Group has had no prior operations, consolidated financial information for prior periods will be identical to the consolidated financial information of Price Associates.

Continuity of stock ownership of Price Associates and Price Group

     The share exchange will not effect the proportionate ownership interests of Price Associates' stockholders. Each share of Price Associates' common stock will become one share of Price Group's common stock. The authorized capital stock of Price Associates and the Price Group is as follows:

     o Price Associates. 520,000,000 shares of capital stock (par value $.20 per share), of which 500,000,000 shares (par value $.20 per share) are classified as common stock and 20,000,000 shares (par value $.20 per share) are classified as preferred stock.

     o Price Group. 520,000,000 shares of capital stock (par value $.20 per share), of which 500,000,000 shares (par value $.20 per share) are classified as common stock and 20,000,000 shares (par value $.20 per share) are classified as preferred stock.

After consummation of the share exchange, Price Group will have approximately 380,000,000 shares of authorized and unissued common stock which may be issued in the future to raise additional capital.

Treatment of Price Associates' employee benefit plans

     Price Associates currently maintains the T. Rowe Price Associates Retirement Program, a retirement program that is qualified under Section 401(a) of the Internal Revenue Code, as well as other plans and arrangements providing health, group life insurance, long term disability, incentive compensation and other employee benefits. Price Group and Price Associates will continue these benefits plans after the share exchange. These plans will be amended as appropriate to permit adoption of the plans by Price Group and, where appropriate, to substitute Price Group for Price Associates as plan sponsor.

Treatment of Price Associates' Employee Stock Purchase Plan

     Upon the effective date of the share exchange, shares of Price Associates' common stock purchased through the Employee Stock Purchase Plan will be exchanged for shares of Price Group's common stock in the same manner as other shares of Price Associates' common stock. After the effective date of the share exchange, shares purchased under the Employee Stock Purchase Plan will be made of shares of Price Group's common stock.

Treatment of Price Associates' stock options, etc.

     Upon the effective date of the share exchange, each stock option, warrant or other right to acquire shares of Price Associates' common stock will be converted into an identical option, warrant or other right to acquire shares of Price Group's common stock. This means that any employee, director or other person holding an option under one of Price Associates' stock option plans will then have an option to acquire Price Group's common stock. Price Group will assume each option plan of Price Associates. The proposed share exchange will not accelerate the vesting of currently outstanding options. Any options granted in the future will be for Price Group's common stock. A vote in favor of the share exchange constitutes approval of the issuance of Price Group's common stock instead of Price Associates' common stock under the stock option plans. It also constitutes the approval of Price Group's assumption of these plans.

Termination of the plan of share exchange

     The plan may be terminated and abandoned at any time prior to the effective date:

     (a) even if approved by Price Associates' stockholders, by the mutual consent of the Boards of Directors of Price Associates and Price Group;

     (b) by Price Associates if certain conditions set forth in the plan have not been met or waived by Price Associates; and

     (c) by Price Group or Price Associates if the Plan is not consummated by December 31, 2000.

                     Certain Provisions of Maryland Law and
                     the Charter and By-Laws of Price Group

     The charter and by-laws of Price Group will be substantially identical to those of Price Associates. We have attached a copy of the articles of amendment and restatement to be filed by Price Group prior to the share exchange, the Charter, as Exhibit C and the by-laws of Price Group as Exhibit D.

Description of Price Group Capital Stock

     Upon the completion of the share exchange, Price Group will be authorized to issue 500,000,000 shares of common stock, par value $.20 per share, and 20,000,000 shares of preferred stock, par value $.20 per share.

     The holders of Price Group common stock will generally be entitled to one vote per share on all matters to be voted on by stockholders, including the election of directors. Price Group stockholders do not have cumulative voting rights in the election of directors. The voting rights of Price Group capital stock is discussed in more detail below under "Special Voting Provisions." Subject to the rights of holders of Price Group preferred stock, the holders of Price Group common stock are entitled to receive dividends that may be declared from time to time by the Board of Directors of Price Group. The Board of Directors of Price Group may declare dividends in its discretion from legally available funds. Upon liquidation or dissolution of Price Group, any remaining assets of Price Group will be distributed ratably among the holders of Price Group common stock after payment of liabilities and the liquidation preferences of any outstanding shares of Price Group preferred stock. Price Group common stock has no preemptive or other subscription rights. There are no conversion rights or redemption or sinking fund provisions for the common stock.

     Price Group's Board of Directors will have the authority to issue up to 20,000,000 shares of preferred stock in one or more series and to fix the price, rights, preferences, privileges and restrictions of the preferred stock. Price Group's Board of Directors can set the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting a series or the designation of any series. Price Group's Board of Directors can set the terms of the preferred stock without any further vote or action by stockholders. Any issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control of Price Group without further action by stockholders. In addition, any issuance of preferred stock may adversely affect the market price of and the voting and other rights of the holders of Price Group common stock. Upon the closing of the share exchange, there will be no shares of preferred stock outstanding and Price Group has no current plans to issue any shares of preferred stock.

Special Voting Provisions

     The charter of Price Associates and the charter of Price Group each contain a provision relating to the voting of shares by stockholders owning more than 15% of the voting stock. Under these provisions, any person or group that beneficially owns more than 15% of any class of voting stock can not vote more than 15% of the shares of that class. If any reduction in voting rights is required under this provision, the number of shares required to approve a proposal affected by the reduction will be reduced accordingly. This provision will be removed from the Price Associates charter if the share exchange transaction is consummated. This provision will remain in Price Group's charter.

Interests of Directors in a Transaction

     Price Associates' charter contains a provision regarding the financial interests of directors in transactions entered into by Price Associates. This provision outlines the circumstances under which such a transaction, know as an interested director transaction, will not be void or violable. The Maryland General Corporation Law now contains a provision regarding interested director transactions which is similar to the one contained in Price Associates' charter. As a result, this provision was not incorporated in Price Group's charter.

Business Combinations

     The Maryland General Corporation Law contains special provisions relating to specified "business combinations" between a Maryland corporation and an "interested stockholder." These business combinations include a merger, consolidation, share exchange, an asset transfer or issuance or reclassification of equity securities. Interested stockholders are either:

     o anyone who beneficially owns 10% or more of the voting power of the corporation's shares; and

     o an affiliate or associate of the corporation who was an interested stockholder or an affiliate or an associate of the interested stockholder at any time within the two-year period prior to the date in question.

These business combinations are prohibited for five years after the most recent date on which the stockholder became an interested stockholder. After that time, any of these business combinations must be recommended by the board of directors of the corporation and approved by the vote of

     o at least 80% of the votes entitled to be cast by all holders of voting shares of the corporation's voting shares; and

     o at least 66-2/3% of the votes entitled to be cast by all holders of the corporation's voting shares other than voting shares held by the interested stockholder or an affiliate or associate of the interested stockholder.

However, these special voting requirements do not apply if the corporation's stockholders receive a minimum price for their shares (as specified in the statute) and the consideration is received in cash or in the same form previously paid by the interested stockholder for its shares.

     This business combination statute does not apply to business combinations that are approved or exempted by the corporation's board of directors prior to the time that the interested stockholder becomes an interested stockholder. A 10% or greater stockholder is not considered an interested stockholder for the purposes of the statute if the Board of Directors approved the transaction by which the stockholder became a 10% or greater stockholder. A Maryland corporation may adopt an amendment to its charter electing not to be subject to these special voting requirements. Any amendment must be approved by at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and 66-2/3% of the votes entitled to be cast by holders of outstanding shares of voting stock who are not interested stockholders. Neither Price Associates nor Price Group has adopted a provision to its charter relating to the business combination statute.

Control Share Acquisitions

     The Maryland General Corporation law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights unless approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror or by the corporation's officers or directors who are employees of the corporation. Control shares consist of shares of voting stock which, if aggregated with all other shares of stock previously acquired, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

     o    20% or more but less than 33-1/3%;

     o    33-1/3% or more but less than a majority; or

     o    a majority of all voting power.

     Control shares do not include shares of stock an acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition generally means the acquisition of, ownership of, or the power to direct the exercise of voting power with respect to control shares.

     A person who had made or proposes to make a "control share acquisition," under specified conditions, including an undertaking to pay expenses, may require the board of directors to call a special stockholders' meeting to consider the voting rights of the shares. The meeting must be held within 50 days of the demand. If no request for a meeting is made, the corporation may itself present the question at any stockholders' meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as permitted by the statute, the corporation generally may redeem any or all of the control shares, except those for which voting rights have previously been approved. Any redemption of shares must be for fair value. Fair value in this case must be determined without regard to voting rights as of the date of the last control share acquisition or of any stockholders' meeting at which the voting rights of the shares are considered and not approved. If stockholders approve voting rights for "control shares" and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the stock determined for purposes of appraisal rights may not be less than the highest price per share paid in the control share acquisition. The limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a "control share acquisition."

     The control share acquisition statute does not apply to:

     o stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or

     o to acquisitions previously approved or exempted by a provision in the charter or by-laws of the corporation.

Neither Price Associates nor Price Group had adopted a provision in its charter or by-laws relating to control share acquisitions.

Certain Provisions of the Charter of Price Group Relating to Directors

     The initial members of the Board of Directors of Price Group will be identical to the current members of the Board of Directors of Price Associates. Directors of Price Group will serve one-year terms just as the Directors of Price Associates serve one-year terms. The Maryland General Corporation Law provides that directors of Price Group may be removed, with or without cause, by the affirmative vote of the holders of a majority of votes entitled to be cast in the election for directors. A vote in favor of the share exchange also constitutes the ratification of the initial Board of Directors of Price Group.

Limited Liability and Indemnification of Directors and Officers of Price Group

     As permitted by Maryland law, Price Group has charter provisions limiting the personal liability of directors and officers for money damages to the fullest extent permitted by Maryland law. These charter provisions do not limit liability in the following circumstances:

     (a)  actual receipt of an improper benefit in money,  property or services;
          or

     (b) any adjudication based upon a finding of active and deliberate dishonesty which was material to the cause of action adjudicated.

These charter provisions do not affect potential liability of directors and officers to third parties, including creditors of Price Group or Price Associates.

     As permitted by Maryland law, Price Group's charter obligates Price Group to indemnify its directors and officers and to pay or reimburse expenses for these individuals in advance of the final disposition of a proceeding as permitted by Maryland law. Maryland law permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding they may be made a party to by reason of their service in those or other capacities, unless it is established that:

     (a) the act or omission of the direct or officer was material to the matter giving rise to such proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

     (b) the director or officer actually received an improper personal benefit in money, property or services; or

     (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the action or omission was unlawful.

                                  Legal Matters

     The validity of the issuance of the common stock of Price Group offered pursuant to the plan and certain tax matters will be passed upon for Price Associates and Price Group by Piper Marbury Rudnick & Wolfe LLP, Baltimore, Maryland.

                Stockholder Proposals for the 2001 Annual Meeting

     If the share exchange is approved and completed, qualified stockholders who want to have proposals presented at Price Group's 2001 annual meeting must deliver them to Price Group by November 6, 2000 in order to be considered for inclusion in next year's proxy statement and proxy.

     If the share exchange is not approved or is not completed, qualified stockholders who want to have proposals presented at Price Associates' 2001 annual meeting must deliver them to Price Associates by November 6, 2000 in order to be considered for inclusion in next year's proxy statement and proxy.

                                  Other Matters

     We know of no other matters to be presented to you at the meeting other than the proposed share exchange and creation of a holding company structure. If other matters are considered at the meeting, the proxies will vote on these matters in accordance with their judgment of the best interests of Price Associates.

                                     Exhibit A - Agreement and Plan of Exchange

     AGREEMENT AND PLAN OF EXCHANGE (the "Plan"), dated as of April 30, 2000 (the "Plan"), between T. Rowe Price Associates, Inc., a Maryland corporation (the "Company"), and T. Rowe Price Group, Inc., a Maryland corporation ("Price Group").

     The Boards of Directors of the Company and Price Group desire to establish a holding company structure whereby the Company will become a wholly-owned subsidiary of Price Group. The Boards of Directors of the Company and Price Group have deemed advisable an exchange of shares between the Company and Price Group in order to establish the Company as a wholly-owned subsidiary of Price Group in the manner and upon the terms and conditions herein set forth.

     Accordingly, in consideration of the mutual agreements, covenants and provisions herein contained, the Company and Price Group hereby agree as follows:

     1. Exchange of Shares. On the Effective Date (as hereinafter defined), each of the issued and outstanding shares of Common Stock of the Company, par value $.20 per share (the "Company Shares"), shall be exchanged for one share of Common Stock of Price Group, par value $.20 per share (the " Price Group Shares"), in a statutory share exchange pursuant to Section 3-105 of the Maryland General Corporation Law. As a result of such share exchange, Price Group shall become the sole stockholder of the Company and the holders of all of the issued and outstanding Company Shares shall become the holders of all of the issued and outstanding Price Group Shares.

     2. Effect on Other Securities. On the Effective Date, each outstanding option, warrant or other right to acquire Company Shares shall be automatically converted into an identical option, warrant or other right to acquire Price Group Shares.

     3. Effective Date. The Plan shall become effective at the date and time at which the Department of Assessments and Taxation of the State of Maryland accepts the Articles of Share Exchange, annexed hereto as Exhibit I, (the "Articles of Share Exchange") for record or at the time established under the Articles of Share Exchange, not to exceed 30 days after the Articles of Share Exchange are accepted for record.

     4. Manner of Exchange. On the Effective Date, each Company Share issued and outstanding at the Effective Date shall be exchanged for one Price Group Share in the manner described in the Articles of Share Exchange.

     5. Conditions. Consummation of the share exchange provided for herein shall, except as may be waived by the Board of Directors of the Company, be subject to the fulfillment of each of the following conditions:

          (a) the Securities and Exchange Commission shall have declared effective the Price Group's Registration Statement which registers the Common Stock of Price Group to be issued in the share exchange;

          (b) the Company and Price Group shall have received an opinion of counsel as to the tax free character of the share exchange, which opinion shall be in form and substance satisfactory to each of them;

          (c) the stockholders of the Company shall have approved this Plan by the requisite vote and in the manner required by the Company's charter and the Maryland General Corporation Law; and

          (d) the receipt of any required regulatory approvals or consents necessary for the completion of the share exchange.

     6. Termination and Abandonment. The Plan may be terminated without liability to either party hereto and the transactions abandoned at any time prior to the Effective Date, whether before or after approval by the stockholders of the Company:

          (a) by the Board of Directors of the Company in the event that the conditions referred to in Section 5 hereof have not been fulfilled or waived on or prior to December 31, 2000; or

          (b) by mutual agreement of the Boards of Directors of the Company and Price Group if for any other reason consummation of the share exchange is inadvisable in the opinions of the respective Boards.

     7. Expenses. All of the expenses of carrying this Plan into effect and of consummating the share exchange shall be paid by the Company.

IN WITNESS WHEREOF, the Company and Price Group have caused the Plan to be duly executed and their corporate seals to be hereunto affixed and attested as of the date first above written.

ATTEST:                                     T. ROWE PRICE ASSOCIATES, INC.

/s/ Barbara A. Van Horn                     By: /s/ George A. Roche
-----------------------                         -------------------
Name:  Barbara A. Van Horn                       Name:  George A. Roche
Secretary                                        Title: President


ATTEST:                                     T. ROWE PRICE GROUP, INC.

/s/ Barbara A. Van Horn                     By: /s/ George A. Roche
-----------------------                         -------------------
Name:  Barbara A. Van Horn                       Name:  George A. Roche
Secretary                                        Title: President

                                         Exhibit B - Articles of Share Exchange

                           Articles of Share Exchange

                                     between

                         T. Rowe Price Associates, Inc.

                            (a Maryland corporation)

                                       and

                            T. Rowe Price Group, Inc.

                            (a Maryland corporation)

     T. Rowe Price Associates, Inc. a corporation duly organized and existing under the laws of the State of Maryland (the "Company"), and T. Rowe Price Group, Inc., a corporation duly organized and existing under the laws of the State of Maryland ("Price Group"), do hereby certify that:

     FIRST: Price Group agrees to acquire all of the issued and outstanding stock of the Company, and the Company agrees to have such stock acquired by Price Group, in a statutory share exchange.

     SECOND: The name and place of incorporation of each party to these Articles are T. Rowe Price Associates, Inc., a Maryland corporation, and T. Rowe Price Group, Inc., a Maryland corporation. Price Group is acquiring the stock of the Company in the share exchange.

     THIRD: The Company has its principal office in Baltimore City, Maryland. Price Group (which is also the successor corporation in the share exchange) has its principal office in Baltimore City, Maryland.

     FOURTH: The terms and conditions of the transaction set forth in these Articles were advised, authorized, and approved by each corporation party to these Articles in the manner and by the vote required by its Charter and the laws of Maryland. The manner of approval was as follows:

          (a) The Board of Directors of the Company, at a meeting held on April 13, 2000 adopted a resolution which declared that the proposed share exchange was advisable on substantially the terms and conditions set forth or referred to in the resolution and directed that the proposed share exchange be submitted for consideration at a meeting of the stockholders of the Company.

          (b) The Board of Directors of Price Group, by written consent dated February 29, 2000 adopted a resolution approving the proposed share exchange on substantially the terms and conditions set forth or referred to in the resolution.

          (c) Notice which stated that a purpose of the meeting was to act on the proposed share exchange was given by the Company as required by law to each of its stockholders entitled to vote on the proposed share exchange.

          (d) The proposed share exchange was approved by the stockholders of the Company at a meeting of stockholders held on June __, 2000, by the affirmative vote of a majority of all votes entitled to be cast on the matter.

     FIFTH: The total number of shares of stock of all classes which the Company has authority to issue is 520,000,000 shares of capital stock (par value $.20 per share) amounting in aggregate par value to $104,000,000, of which 500,000,000 shares (par value $.20 per share) amounting in aggregate par value to $100,000,000 are classified as "Common Stock" and 20,000,000 shares (par value $.20 per share) amounting in aggregate par value to $4,000,000 are classified as "Preferred Stock."

     SIXTH: The manner and basis of exchanging the stock of the Company to be acquired for the stock to be issued by Price Group, the successor, is as follows:

     On the Effective Date, each Company Share then issued and outstanding shall, without any action on the part of the holder thereof, be converted into one share of the Common Stock, par value $.20 per share, of Price Group ("Price Group Share"); certificates representing Company Shares shall thereafter represent the right to receive Price Group Shares in the aforementioned proportions; such Company Share certificates may at any time thereafter be exchanged by the holders thereof for new certificates for the appropriate number of Price Group Shares. On the Effective Date, each Price Group Share held by the Company shall be cancelled and extinguished.

     SEVENTH: The share exchange shall become effective upon the filing of these Articles of Share Exchange with the State Department of Assessments and Taxation of Maryland.

     IN WITNESS WHEREOF, the Company and Price Group have caused these Articles of Share Exchange to be duly executed and their corporate seals to be hereunto affixed and attested as of __________, 2000.

ATTEST:                                T. ROWE PRICE ASSOCIATES, INC.



______________________________         By  ____________________________________
Name:                                        Name:
Secretary                                    Title:



ATTEST:                                T. ROWE PRICE GROUP, INC.



______________________________         By  ____________________________________
Name:                                        Name:
Secretary                                    Title:

     THE UNDERSIGNED, the ___________ of T. Rowe Price Associates, Inc., who executed on behalf of said corporation the foregoing Articles of Share Exchange, of which this certificate is made a part, hereby acknowledges in the name and on behalf of said corporation, the foregoing Articles of Share Exchange to be the corporate act of said corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof by such corporation are true in all material respects under the penalties of perjury.

                                      ----------------------------------------
                                      Name:
                                      Title:

     THE UNDERSIGNED, the ___________ of T. Rowe Price Group, Inc., who executed on behalf of said corporation the foregoing Articles of Share Exchange, of which this certificate is made a part, hereby acknowledges in the name and on behalf of said corporation, the foregoing Articles of Share Exchange to be the corporate act of said corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof by such corporation are true in all material respects under the penalties of perjury.

                                      ----------------------------------------
                                      Name:
                                      Title:

                                                Exhibit C - Price Group Charter

                      Articles of Amendment and Restatement

     TRP Subsidiary, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Charter of the Corporation is hereby amended and restated in its entirety to read as follows:


     FIRST: THE UNDERSIGNED, Robye Shaw Margolius, whose address is 36 South Charles Street, Baltimore, Maryland 21201, being at least eighteen years of age, acting as incorporator, does hereby form a corporation under the General Laws of the State of Maryland.

     SECOND: The name of the corporation (which is hereinafter called the "Corporation") is: T. Rowe Price Group, Inc.

     THIRD: (a) The purposes for which and any of which the Corporation is formed and the business and objects to be carried on and promoted by it are:

          (1) To engage in any one or more businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more businesses or transactions which the Board of Directors may from time to time authorize or approve, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation.

          The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

     FOURTH: The present address of the principal office of the Corporation is 100 East Pratt Street, Baltimore, Maryland 21202.

     FIFTH: The name and address of the resident agent of the Corporation in this State are Barbara A. Van Horn, 100 East Pratt Street, Baltimore, Maryland 21202. Said resident agent is a citizen of the State of Maryland who resides there.

     SIXTH: The total number of shares of stock of all classes which the Corporation has authority to issue is 520,000,000 shares of capital stock (par value $.20 per share) amounting in aggregate par value to $104,000,000, of which 500,000,000 shares (par value $.20 per share) amounting in aggregate par value to $100,000,000 are classified as "Common Stock" and 20,000,000 shares (par value $.20 per share) amounting in aggregate par value to $4,000,000 are classified as "Preferred Stock."

     SEVENTH: The number of directors of the Corporation shall be 15, which number may be increased or decreased pursuant to the By-Laws of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force. The names of the directors who will serve until the first annual meeting of stockholders of the Corporation and until their successors are elected and qualify are as follows:

                                 Edward C. Bernard
                                 James E. Halbkat, Jr.
                                 Donald B. Hebb, Jr.
                                 Henry H. Hopkins
                                 James A. C. Kennedy
                                 John H. Laporte
                                 Richard L. Menschel
                                 William T. Reynolds
                                 James S. Riepe
                                 George A. Roche
                                 Brian C. Rogers
                                 Robert L. Strickland
                                 M. David Testa
                                 Martin G. Wade
                                 Anne Marie Whittemore

     EIGHTH: The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and stockholders:

          (1) The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

          (2) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series, or types of stock or other securities at the time outstanding.

          (3) (a) For purposes of this Paragraph (3), the following words have the meanings indicated:

               (i) "Affiliate", including the term "affiliated person", means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified person.

               (ii) "Associate", when used to indicate a relationship with any person, means:

                    (A) Any corporation or organization, other than the Corporation or a subsidiary of the Corporation, of which such person is an officer, director, or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

                    (B) Any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity;

                    (C) Any relative or spouse of such person, or any relative of such spouse, who has the same home as such person; and

                    (D) Any relative or spouse of such person, or any relative of such spouse who is a director or officer of the Corporation or any of its affiliates.

               (iii) "Beneficial Owner", when used with respect to any Voting Stock, means a person:

                    (A) That is the beneficial owner of Voting Stock, directly or indirectly;

                    (B) The Affiliate or Associate of which is the beneficial owner of Voting Stock, directly or indirectly;

                    (C) That has, or whose Affiliate or Associate has,

                         (I) The right to acquire Voting Stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or

                         (II) The right to vote Voting Stock pursuant to any agreement, arrangement, or understanding; or

                         (III) Any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of Voting Stock with any other person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such shares of Voting Stock; provided, that directors, officers, and employees of the Corporation shall not be deemed to have any such agreement, arrangement, or understanding on the basis of their status, or actions taken in their capacities, as directors, officers, or employees of the Corporation or any subsidiaries of the Corporation or as general or limited partners of partnerships formed to make investments or on the basis of their Voting Stock with respect to management proposals.

                    (D) For purposes of subparagraph (a) (iii) of this Paragraph
     (3), (I) the solicitation of revocable proxies and the voting thereof by proxy holders in connection with annual or special meetings of stockholders prior to the time the Corporation is subject to the proxy rules under the Securities Exchange Act of 1934 or thereafter in accordance with such proxy rules, and (II) statements of recommendations on matters to be submitted for stockholder approval or intentions to vote Voting Stock of which such persons are the Beneficial Owners prior to the time the Corporation is subject to the proxy rules under the Securities Exchange Act of 1934 or thereafter in accordance with such proxy rules shall not constitute agreements, arrangements, or understandings for the purpose of acquiring, holding, voting, or disposing of Voting Stock.

                         (iv) "Control", including the terms "controlling", "controlled by", and "under common control with", means the possession, directly or indirectly, of the power to vote or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise, and the beneficial ownership of 10% or more of the votes entitled to be cast by a corporation's voting stock creates a presumption of control.

                         (v) "Group", when used to indicate those additional persons whose Voting Stock is Beneficially Owned by a person, shall include:

                              (A) the person,

                              (B) the Affiliates and Associates of the person;
     and

                              (C) any  additional  person  whose  stock

     is Beneficially Owned by the person or an Affiliate or Associate of the person;

     and shall include all persons that jointly file a statement of beneficial ownership pursuant to Section 13 (d) of the Securities Exchange Act of 1934, irrespective of any disclaimers of beneficial ownership.

                         (vi) "Voting Stock" means shares of capital stock of the Corporation entitled to vote generally in the election of directors.

                    (b) A person or Group that is the Beneficial Owner of more than 15% of any class of Voting Stock shall have the right to vote not more than 15% of the shares of such class, and the remaining shares Beneficially Owned by such person or Group shall be deducted from the total number of shares of Voting Stock of such class for purposes of determining the proportion of Voting Stock required to approve a matter submitted for stockholder approval. In the case of a Group, the votes of individual members of a Group shall be reduced on a pro rata basis for purposes of determining which shares of such class of Voting Stock shall be voted so that the Group shall have in the aggregate the right to vote not more than 15% of the shares of such class of Voting Stock. A person that is a member of more than one Group shall vote the least number of shares of a class of voting stock that he may vote as a member of any such Group.

                    (c) The operation of this Paragraph (3) shall not create any presumptions of control for purposes of the Investment Company Act of 1940.

               (4) The Board of Directors shall have power from time to time and in its sole discretion to determine in accordance with sound accounting practice, what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the By-Laws, and, except as so provided, no stockholder shall have any right to inspect any book, account, or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

               (5) Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except that the affirmative vote of the holders of two-thirds of the total number of shares of all classes outstanding and entitled to vote thereon shall be required to amend, repeal, or adopt any provision inconsistent with Article EIGHTH, Section (3).

               (6) The Corporation shall indemnify (a) its directors to the full extent provided by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws; (b) its officers to the same extent it shall indemnify its directors; and (c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law.

               (7) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

               (8) The Corporation reserves the right from time to time to make any amendments of its charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its charter, of any of its outstanding stock by classification, reclassification, or otherwise, but no such amendment which changes such terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than a majority of the aggregate number of the votes entitled to be cast thereon. by a vote at a meeting or in writing with or without a meeting.

     The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

     NINTH: The duration of the Corporation shall be perpetual.

     SECOND: (a) As of immediately before the amendment and restatement the total number of shares of capital stock of all classes which the Corporation has authority to issue is 100 shares of Common Stock (par value $.01 per share).

               (b) As amended the total number of shares of capital stock of all classes which the Corporation has authority to issue is 520,000,000 shares, of which 20,000,000 shares are Preferred Stock (par value $.20 per share) and 500,000,000 shares are Common Stock (par value $.20 per share).

               (c) The aggregate par value of all shares having a par value is $1.00 before the amendment and $104,000,000 as amended.

               (d) The shares of capital stock of the Corporation are divided into classes, and description, as amended, of Feach class, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption is set forth in Article SIXTH.

          THIRD: The foregoing amendment and restatement to the Charter of the Corporation has been advised by the Board of Directors and approved by the sole stockholder of the Corporation.

     IN WITNESS WHEREOF, TRP Subsidiary, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on __________, 2000.

                                                       TRP Subsidiary, Inc.



                                                By:    _______________________
                                                       Vice President

WITNESS:

____________________________
Secretary

             THE UNDERSIGNED, Vice President of TRP Subsidiary, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment and Restatement to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                        _______________________
                                                        Vice President

                                                Exhibit D - Price Group By-Laws

                            T. ROWE PRICE GROUP, INC.

                                     BY-LAWS

                                   ARTICLE I.

                                  STOCKHOLDERS

          SECTION 1.01. Annual Meeting. The Corporation shall hold an Annual Meeting of its stockholders to elect directors and transact any other business within its powers, either at 2:00 p.m. on the last Thursday of March in each year if not a legal holiday, or at such other time on such other day falling on or before the 30th day thereafter as shall be set by the Board of Directors. Except as the Charter or statute provides otherwise, any business may be considered at an Annual Meeting without the purpose of the meeting having been specified in the notice. Failure to hold an Annual Meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.

          SECTION 1.02. Special Meeting. At any time in the interval between Annual Meetings, a special meeting of the stockholders may be called by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting or in writing (addressed to the Secretary of the Corporation) with or without a meeting.

          SECTION 1.03. Place of Meetings. Meetings of stockholders shall be held at such place in the United States as is set from time to time by the Board of Directors.

          SECTION 1.04. Notice of Meetings; Waiver of Notice. Not less than ten nor more than 90 days before each stockholders' meeting, the Secretary shall give written notice of the meeting to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting. The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to him, left at his residence or usual place of business, or mailed to him at his address as it appears on the records of the Corporation. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he before or after the meeting signs a waiver of the notice which is filed with the records of stockholders' meetings, or is present at the meeting in person or by proxy.

          SECTION 1.05. Quorum; Voting. Unless statute or the Charter provides otherwise, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum, and a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

          SECTION 1.06. Adjournments. Whether or not a quorum is present, a meeting of stockholders convened on the date for which it was called may be adjourned from time to time by the stockholders present in person or by proxy by a majority vote. Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum shall be present. No further notice of an adjourned meeting other than by announcement shall be necessary if held on a date not more than 120 days after the original record date.

          SECTION 1.07. General Right to Vote; Proxies. Unless the Charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. In all elections for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A stockholder may vote the stock he owns of record either in person or by written proxy signed by the stockholder or by his duly authorized attorney in fact. Unless a proxy provides otherwise, it is not valid more than 11 months after its date.

          SECTION 1.08. List of Stockholders. At each meeting of stockholders, a full, true and complete list of all stockholders entitled to vote at such meeting, showing the number and class of shares held by each and certified by the transfer agent for such class or by the Secretary, shall be furnished by the Secretary.

          SECTION 1.09. Conduct of Voting. At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by the chairman of the meeting. If demanded by stockholders, present in person or by proxy, entitled to cast 10% in number of votes entitled to be cast, or if ordered by the chairman, the vote upon any election or question shall be taken by ballot and, upon like demand or order, the voting shall be conducted by two inspectors, in which event the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by such inspectors. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors. The stockholders at any meeting may choose an inspector or inspectors to act at such meeting, and in default of such election the chairman of the meeting may appoint an inspector or inspectors. No candidate for election as a director at a meeting shall serve as an inspector thereat.

          SECTION 1.10. Informal Action by Stockholders. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if there is filed with the records of stockholders meetings an unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

                                   ARTICLE II.

                               BOARD OF DIRECTORS

          SECTION 2.01. Function of Directors. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by statute or by the Charter or By-Laws.

          SECTION 2.02. Number of Directors. The Corporation shall have at least three directors; provided that, if there is no stock outstanding, the number of Directors may be less than three but not less than one, and, if there is stock outstanding and so long as there are less than three stockholders, the number of Directors may be less than three but not less than the number of stockholders. The Corporation shall have the number of directors provided in the Charter until changed as herein provided. A majority of the entire Board of Directors may alter the number of directors set by the Charter to not exceeding 25 nor less than the minimum number then permitted herein, but the action may not affect the tenure of office of any director.

          SECTION 2.03. Election and Tenure of Directors. At each Annual Meeting, the stockholders shall elect directors to hold office until the next Annual Meeting and until their successors are elected and qualify.

          SECTION 2.04. Removal of Director. Unless statute or the Charter provides otherwise, the stockholders may remove any director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors.

          SECTION 2.05. Vacancy on Board. The stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director. A director elected by the stockholders to fill a vacancy which results from the removal of a director serves for the balance of the term of the removed director. A majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause except an increase in the number of directors and a majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of directors. A director elected by the Board of Directors to fill a vacancy serves until the next Annual Meeting of stockholders and until his successor is elected and qualifies.

          SECTION 2.06. Regular Meetings. After each meeting of stockholders at which a Board of Directors shall have been elected, the Board of Directors so elected shall meet as soon as practicable for the purpose of organization and the transaction of other business; and in the event that no other time is designated by the stockholders, the Board of Directors shall meet one hour after the time for such stockholders' meeting or immediately following the close of such meeting, whichever is later, on the day of such meeting. Such first regular meeting shall be held at any place as may be designated by the stockholders, or in default of such designation at the place designated by the Board of Directors for such first regular meeting, or in default of such designation at the place of the holding of the immediately preceding meeting of stockholders. No notice of such first meeting shall be necessary if held as hereinabove provided. Any other regular meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors.

          SECTION  2.07.  Special  Meetings.  Special  meetings  of the Board of
Directors may be called at any time by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting, or in writing with or without a meeting. A special meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors. In the absence of designation such meeting shall be held at such place as may be designated in the call.

          SECTION 2.08. Notice of Meeting. Except as provided in Section 2.06, the Secretary shall give notice to each director of each regular and special meeting of the Board of Directors. The notice shall state the time and place of the meeting. Notice is given to a director when it is delivered personally to him, left at his residence or usual place of business, or sent by telegraph or telephone, at least 24 hours before the time of the meeting or, in the alternative by mail to his address as it shall appear on the records of the Corporation, at least 72 hours before the time of the meeting. Unless the By-Laws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors. No notice of any meeting of the Board of Directors need be given to any director who attends, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

          SECTION 2.09. Action by Directors. Unless statute or the Charter or By-Laws requires a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present is action of the Board of Directors. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business. In the absence of a quorum, the directors present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if a unanimous written consent which sets forth the action is signed by each member of the Board and filed with the minutes of proceedings of the Board.

          SECTION 2.10. Meeting by Conference Telephone. Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

          SECTION 2.11 Compensation. By resolution of the Board of Directors a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof, and other compensation for their services as such or on committees of the Board of Directors, may be paid to directors. A director who serves the Corporation in any other capacity also may receive compensation for such other services, pursuant to a resolution of the directors.

                                  ARTICLE III.

                                   COMMITTEES

          SECTION 3.01. Committees. The Board of Directors may appoint from among its members an Executive Committee and other committees composed of two or more directors and delegate to these committees any of the powers of the Board of Directors, except the power to declare dividends or other distributions on stock, elect directors, issue stock other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend the By-Laws, or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

          SECTION 3.02. Committee Procedure. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if a unanimous written consent which sets forth the action is signed by each member of the committee and filed with the minutes of the committee. The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of Section 2.10.

          SECTION 3.03. Emergency. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Corporation by its directors and officers as contemplated by the Charter and the By-Laws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Corporation in accordance with the provisions of Section 3.01. In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive Committee, the available directors shall elect an Executive Committee consisting of any two members of the Board of Directors, whether or not they be officers of the Corporation, which two members shall constitute the Executive Committee for the full conduct and management of the affairs of the Corporation in accordance with the foregoing provisions of this Section. This Section shall be subject to implementation by resolution of the Board of Directors passed from time to time for that purpose, and any provisions of the By-Laws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this Section that it shall be to the advantage of the Corporation to resume the conduct and management of its affairs and business under all the other provisions of the By-Laws.

                                                       ARTICLE IV.

                                    OFFICERS

          SECTION 4.01 Executive and Other Officers; Operating Committees. The Corporation shall have a President, a Secretary, and a Treasurer who shall be executive officers of the Corporation. It may also have a Chairman of the Board, who shall be an executive officer of the Corporation if designated as an officer by the Board of Directors. The other officers shall be executive officers to the extent designated by the Board of Directors. The Board of Directors may designate who shall serve as chief executive officer, having general supervision of the business and affairs of the Corporation, or as chief operating officer, having supervision of the operations of the Corporation; in the absence of designation the President shall serve as chief executive officer and chief operating officer. It may also have one or more Vice Chairmen of the Board, Managing Directors, Vice Presidents, assistant officers, and subordinate officers as may be established by the Board of Directors and may provide additional descriptive titles, such as chief financial officer or chief investment officer, as the Board shall deem appropriate. A person may hold more than one office in the Corporation. The Chairman of the Board, the President, and any Vice Chairmen of the Board shall be directors; the other officers may be directors. The officers of the Corporation may also act through one or more committees appointed by the Board of Directors or appointed by a committee appointed by the Board of Directors.

          SECTION 4.02. Chairman of the Board. The Chairman of the Board, if one be elected, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present; and, in general, he shall perform all such duties as are from time to time assigned to him by the Board of Directors.

          SECTION 4.03. President. The President, in the absence of the Chairman of the Board, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present; he may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation; and, in general, he shall perform all duties usually performed by a president of a corporation and such other duties as are from time to time assigned to him by the Board of Directors or the chief executive officer of the Corporation.

          SECTION 4.04. Vice Chairmen of the Board. The Board of Directors may elect one or more Vice Chairmen of the Board, who shall have the powers and perform the duties of Managing Directors of the Corporation and shall have such additional powers and perform such additional duties as are from time to time assigned to them by the Board of Directors, the Chairman of the Board, the President, or any committee appointed by the Board of Directors.

          SECTION 4.05. Managing Directors. The Managing Directors shall be elected by the Board of Directors and shall have the powers and perform the duties of Vice Presidents of the Corporation and shall have such additional powers and perform such additional duties as are from time to time assigned to them by the Board of Directors, the chief executive officer, the President, or any committee appointed by the Board of Directors. In addition, the President, the Chairman of the Board (if an executive officer) and the Vice Chairmen of the Board and the chief executive officer (if any are elected) shall have the additional title of Managing Director.

          SECTION 4.06. Vice Presidents. The Vice President or Vice Presidents, at the request of the chief executive officer or the President, or in the President's absence or during his inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice President, the Board of Directors, or any committee appointed by the Board of Directors may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors or such committee, the chief executive officer, or the President may make such determination; otherwise any of the Vice Presidents may perform any of such duties or exercise any of such functions. The Vice President or Vice Presidents shall have such other powers and perform such other duties, and have such additional descriptive designations in their titles (if any), as are from time to time assigned to them by the Board of Directors, the chief executive officer, or the President.

          SECTION 4.07 Secretary. The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees of the Board of Directors, in books provided for the purpose; shall see that all notices are duly given in accordance with the provisions of the By-Laws or as required by law; shall be custodian of the records of the Corporation; may witness any document on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required or desired to be under its seal, and, when so affixed, may attest the same; and, in general, shall perform all duties incident to the office of a secretary of a corporation, and such other duties as are from time to time assigned by the Board of Directors, the chief executive officer, the President, or any committee appointed by the Board of Directors.

          SECTION 4.08. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; in the absence of designation shall serve as the Corporation's principal accounting officer and shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and, in general, shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as are from time to time assigned by the Board of Directors, the chief executive officer, the President, or any committee appointed by the Board of Directors.

          SECTION 4.09. Assistant and Subordinate Officers. The assistant and subordinate officers of the Corporation are all officers below the offices of Managing Director, Vice President, Secretary, and Treasurer. The assistant or subordinate officers shall have such duties as are from time to time assigned to them by the Board of Directors, the chief executive officer, the President, any committee appointed by the Board of Directors, or any committee appointed by a committee appointed by the Board of Directors.

          SECTION 4.10. Election, Tenure and Removal of Officers. The Board of Directors shall elect the officers. The Board of Directors may from time to time authorize any committee appointed by the Board, the president, or the chief executive officer, to appoint vice presidents and assistant and subordinate officers. Any committee appointed by the Board of Directors may delegate its power to appoint assistant and subordinate officers to one or more other committees of officers. The President serves for one year. All other officers shall be appointed to hold their offices, respectively, during the pleasure of the Board. The Board of Directors (or, as to any vice president or assistant or subordinate officer, any committee appointed by the Board of Directors, or any officer authorized by the Board) may remove an officer at any time. The removal of an officer does not prejudice any of the former officer's contract rights. The Board of Directors (or, as to any assistant or subordinate officer, any committee appointed by the Board of Directors or any committee appointed by a committee appointed by the Board of Directors or officer authorized by the Board) may fill a vacancy which occurs in any office for the unexpired portion of the term.

          SECTION 4.11. Compensation. The Board of Directors shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Corporation. It may authorize one or more committees comprised of directors or officers to fix the salaries, compensation, and remuneration of managing directors and the other officers of the Corporation. Any committee appointed by the Board of Directors may fix, or authorize one or more other committees to fix, the salaries, compensation, and remuneration of the vice presidents and assistant and subordinate officers.

                                   ARTICLE V.

                                      STOCK

          SECTION 5.01. Certificates for Stock. Each stockholder is entitled to certificates which represent and certify the shares of stock he holds in the Corporation. Each stock certificate shall include on its face the name of the corporation that issues it, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents. It shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chairman of the Board, the President, or a Vice President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.

          SECTION 5.02. Transfers. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock; and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

          SECTION 5.03 Record Date and Closing of Transfer Books. The Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights. The record date may not be more than 90 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting.

          SECTION 5.04. Stock Ledger. The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, or, if none, at the principal office in the State of Maryland or the principal executive offices of the Corporation.

          SECTION 5.05. Certification of Beneficial Owners. The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may certify; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of a certification which complies with the procedure adopted by the Board in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

          SECTION 5.06. Lost Stock Certificates. The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation. In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.

                                   ARTICLE VI.

                                     FINANCE

          SECTION 6.01. Checks, Drafts, Etc. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the President, the Treasurer or an Assistant Treasurer, a Managing Director, a Vice President or an Assistant Vice President.

          SECTION 6.02. Annual Statement of Affairs. The President shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the Annual Meeting of the stockholders and, within 20 days after the meeting, placed on file at the Corporation's principal office.

          SECTION 6.03. Fiscal Year. The fiscal year of the Corporation shall be the twelve calendar months period ending December 31 in each year, unless otherwise provided by the Board of Directors.

          SECTION 6.04. Dividends. If declared by the Board of Directors at any meeting thereof, the Corporation may pay dividends on its shares in cash, property, or in shares of the capital stock of the Corporation, unless such dividend is contrary to law or to a restriction contained in the Charter.

                                  ARTICLE VII.

                                SUNDRY PROVISIONS

          SECTION 7.01. Books and Records. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of a Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of the By-Laws shall be kept at the principal office of the Corporation.

          SECTION 7.02. Corporate Seal. The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word "Seal" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

          SECTION 7.03. Bonds. The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

          SECTION 7.04. Voting Upon Shares in Other Corporations. Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the President, a Managing Director, a Vice President, or a proxy appointed by any of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

          SECTION 7.05. Mail. Any notice or other document which is required by these By-Laws to be mailed shall be deposited in the United States mails, postage prepaid.

          SECTION 7.06. Execution of Documents. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

          SECTION 7.07. Amendments. Subject to the special provisions of Section 2.02, (a) any and all provisions of these By-Laws may be altered or repealed and new by-laws may be adopted at any Special Meeting of the stockholders, or at any special meeting called for that purpose, and (b) the Board of Directors shall have the power, at any regular or special meeting thereof, to make and adopt new by-laws, or to amend, alter or repeal any of the By-Laws of the Corporation.

                                     Part II

                     Information Not Required In Prospectus

Item 20. Indemnification of Directors and Officers

     Section   2-418  of  the   Maryland   General   Corporation   Law   permits
indemnification of directors, officers, employees and agents of a corporation under certain conditions and subject to limitations. Our bylaws include provisions to require us to indemnify our directors and officers to the fullest extent permitted by Section 2-418, including circumstances in which indemnification is otherwise discretionary. Section 2-418 also empowers us to purchase and maintain insurance that protects our officers, directors, employees and agents against any liabilities incurred in connection with their service in such positions.

     At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is being sought nor are we aware of any threatened litigation that may result in claims for indemnification by any officer or director.

Item 21. Exhibits

     The following exhibits are filed herewith or incorporated herein by reference.

Exhibit        Description

2(a)           Agreement  and  Plan  of  Share   Exchange   (attached  to  proxy
               statement/prospectus    as   Exhibit   A).

3(a) Articles of Incorporation of T. Rowe Price Group, Inc. (attached to proxy statement/prospectus as Exhibit C).

3(b)           Bylaws  of  T.  Rowe  Price  Group,   Inc.   (attached  to  proxy
               statement/prospectus as Exhibit D).

5              Opinion of Piper Marbury Rudnick & Wolfe LLP.

23(a)          Consent of  Piper  Marbury  Rudnick  & Wolfe  LLP  (included  in
               Exhibit 5).

24.1           Power of Attorney (included on signature page).

99(a)          Form of Proxy Card.

Item 22. Undertakings

     (a) The undersigned Registrant hereby undertakes

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

               (ii) To reflect in the prospectus any facts or events arising after the Effective Time of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) The undersigned Registrant hereby undertakes that every prospectus
(i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the proxy statement/prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   Signatures

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on the 10th day of May, 2000.

                                T. ROWE PRICE GROUP, INC.


                                By:  /s/ George A. Roche
                                     ------------------------------------------
                                     Name: George A. Roche
                                     Title: President

                                Power Of Attorney

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James S. Riepe, George A. Roche and M. David Testa and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                              Title                     Date


/s/ George A. Roche       President (Principal Executive Officer)  May __, 2000
-------------------

George A. Roche

/s/ Joseph P. Croteau     Director, Vice President and Treasurer   May __, 2000
---------------------     (Principal Financial Officer)

Joseph P. Croteau

/s/ Barbara A. Van Horn   Secretary                                May __, 2000
-----------------------

Barbara A. Van Horn

                                  Exhibit Index

Exhibit        Description

2(a)           Agreement  and  Plan  of  Share   Exchange   (attached  to  proxy
               statement/prospectus    as   Exhibit   A).

3(a) Articles of Incorporation of T. Rowe Price Group, Inc. (attached to proxy statement/prospectus as Exhibit C).

3(b)           Bylaws  of  T.  Rowe  Price  Group,   Inc.   (attached  to  proxy
               statement/prospectus as Exhibit D).

5              Opinion of Piper Marbury Rudnick & Wolfe LLP.

23(a)          Consent  of  Piper  Marbury  Rudnick  & Wolfe  LLP  (included  in
               Exhibit 5).

24.1           Power of Attorney (included on signature page).

99(a)          Form of Proxy Card.